UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   November 20, 2002

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22686	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Item 5. Other Events

           On November 20, 2002, we announced that we had received gross proceeds of $11.5 million in a private placement of stock and warrants. We are filing our press release concerning the private placement as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits:

99 Press release dated November 20, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: November 20, 2002	By: /s/ Stephen T. Wills Stephen T. Wills, CPA, MST Executive Vice President and Chief Financial Officer